CRAiLAR TECHNOLOGIES INC. ANNOUNCES
ADDITIONAL COMMITMENTS OF UP TO $3 MILLION OF
SECURED CONVERTIBLE DEBENTURES

FOR IMMEDIATE RELEASE

Victoria, B.C., and Portland, Ore. (February 12, 2013) - CRAiLAR Technologies Inc. (TSXV: CL) (OTCBB: CRLRF) ("CL" or the "Company") is pleased to announce that it has received commitments from a small group of institutions to raise an aggregate of not less than $3.0 million, on a non-brokered deal basis, by way of a private placement offering of up to $5.0 million 10.0% secured subordinated convertible debentures (the "Debentures") of the Company at a price of $1,000 per Debenture (the "Offering").

"This funding is an important step in the growth strategy for the Company as we apply to move to a senior U.S. exchange platform," said Ken Barker, CEO of CRAiLAR. "The assurance that this private investor confidence provides to the public market, while we simultaneously prepare to deliver finished fiber at increased capacities from our Pamplico, S.C. manufacturing facility, puts CRAiLAR in an ideal position for introduction on a more visible and globally accessible platform."

The Offering is intended to be completed on essentially the same terms as the offering previously announced by the Company on August 23, 2012 (the "Previous Private Placement"). Under the Previous Private Placement, the Company sought to raise an aggregate of $18.0 million and closed on approximately $12.5 million of debentures and equity units. The Offering at minimum $3 million will substantially complete the funding goal of the Previous Private Placement. The Offering is expected to close on or about February 19, 2013.

Terms of Financing

The Debentures will mature on September 30, 2017 (the "Maturity Date") and will accrue interest at a rate of 10.0% per annum payable semi-annually in arrears on March 31st and September 30th in each year commencing September 30th, 2013. The September 30th, 2013 interest payment will represent accrued interest for the period from the Closing Date (as defined below). At the holder's option, the Debentures may be converted into common shares in the capital of the Company (each a "Share") at any time up to the earlier of the Maturity Date and the business day immediately preceding the date specified by the Company for redemption of the Debentures. The conversion price, subject to adjustment in certain circumstances, will be $2.90 per Share (the "Conversion Price"), being a conversion rate of approximately 344.828 Shares for each $1,000 principal amount of Debentures.

The Debentures will be direct obligations of the Company. Crailar Inc., a wholly-owned U.S. subsidiary of the Company ("Crailar US"), will provide a limited guarantee of the obligations of the Company under the Debentures and a security interest over certain assets of Crailar US having an initial acquisition cost of approximately $5.5 million (the "Secured Assets"). The security granted in respect of the Debentures will be subordinated to the security granted in respect of the Company's secured convertible debentures issued on September 20, 2012 and will be limited to the Secured Assets. The Debentures will otherwise rank subordinate in right of payment of principal and interest to all present and future senior obligations of the Company and rank equally to all present and future unsecured indebtedness of the Company.

The Debentures will not be redeemable before September 30, 2015. On or after September 30, 2015, and prior to Maturity, the Company may, at its option, subject to providing not more than 60 and not less than 30 days' prior notice, redeem the Debentures, in whole or, from time to time, in part, at par plus accrued and unpaid interest provided that the volume weighted average trading price of the common shares of the Company on the TSX Venture Exchange (the "Exchange") during the 20 consecutive trading days ending five trading days preceding the date on which the notice of redemption is given is not less than 125% of the Conversion Price.

The Debentures contain a change of control provision, whereby upon a change of control, as set forth in the Debentures, the Company shall make an offer in writing to the holders of the Debentures to, at the Debenture holder's election, either (i) purchase the Debentures at 100% of the principal amount thereof plus accrued and unpaid interest, or (ii) convert the Debentures at the change of control conversion price, which is a declining discount to the Conversion Price the closer the change of control occurs to the Maturity Date.

The Offering is scheduled to close on or about February 19, 2013 (the "Closing Date") and is subject to certain conditions including, but not limited to, the receipt of all necessary approvals, including the approval of the Exchange.

It is anticipated that the Company will pay cash finders' fees equal to 7.0% of the gross proceeds of the Offering.

The net proceeds of the Offering will be used to fund the Company's capital program and for general corporate purposes.

The Debentures have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and may not be offered or sold in the United States absent registration or applicable exemption from the registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Debentures in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any public offering of the Debentures to be made in the United States must be made by means of a prospectus containing detailed information about the Company and management, as well as financial statements.

The Debentures to be issued by the Company will be "restricted securities" as defined under Rule 144(a)(3) of the U.S. Securities Act and will contain the appropriate restrictive legends as required under the U.S. Securities Act, National Instrument 45-102 and as required by the Exchange.

Neither the Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Exchange) accepts responsibility for the adequacy or accuracy of this release.

About CRAiLAR Technologies Inc.

CRAiLAR(R) Technologies Inc., previously known as Naturally Advanced Technologies Inc., offers cost-effective and environmentally sustainable natural fiber in the form of flax, hemp and other best fibers for use in textile, industrial, energy, medical and composite material applications. Produced using a fraction of water and chemical inputs compared with other natural fibers, CRAiLAR Flax is used primarily as a compliment to cotton today, and aims to supplement the impending natural fiber gap caused by the increased use of cotton and other natural fibers in emerging global markets. The Company supplies its CRAiLAR Flax to HanesBrands, Georgia-Pacific, Brilliant Global Knitwear, Tuscarora Yarns, and Target for commercial use, and to Levi Strauss & Co., Cintas, Carhartt, Ashland, Target, PVH Corp and Lenzing for evaluation and development. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit www.crailar.com.

For further information please contact:

Media Contact:
Ryan Leverenz
CRAiLAR Technologies Inc.
(415) 999-1418
ryan.leverenz@naturallyadvanced.com

Investor Contact:
Mark McPartland
MZ Group
(646) 593-7140
ir@crailar.com

Corporate Officer:
Guy Prevost
Chief Financial Officer
CRAiLAR Technologies Inc.
(866) 436-7869
ir@crailar.com

ADVISORY: This press release contains forward looking statements which may include statements concerning completion of any proposed acquisitions, capital programs, debt, funds flow from operations, closing date of the Offering and the anticipated use of the net proceeds of the Offering. Although CL believes that the expectations reflected in these forward looking statements are reasonable, undue reliance should not be placed on them because CL can give no assurance that they will prove to be correct. Since forward looking statements address future events and conditions, by their very nature they involve inherent risks and uncertainties. Any proposed acquisition may not be completed if required approvals or some other condition to closing is not satisfied. The closing of the Offering could be delayed if CL is not able to obtain the necessary regulatory and stock exchange approvals on the timelines it has planned. The Offering will not be completed at all if these approvals are not obtained or some other condition to the closing is not satisfied. Accordingly, there is a risk that any proposed acquisition or offering will not be completed within the anticipated time or at all. The intended use of the net proceeds of the Offering by CL might change if the board of directors of CL determines that it would be in the best interests of CL to deploy the proceeds for some other purpose.

The forward looking statements contained in this press release are made as of the date hereof and CL undertakes no obligations to update publicly or revise any forward looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

The Exchange has neither approved nor disapproved the contents of this press release.